March 7, 2018

OrthoPediatrics Corp. Reports Fourth Quarter and Full Year 2017 Financial Results

Conference Call to Discuss Results Tomorrow at 8:00 a.m. ET

WARSAW, Indiana, March 7, 2018 — OrthoPediatrics Corp. (NASDAQ:KIDS), a company exclusively focused on advancing the field of pediatric orthopedics, announced today its financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter / Full Year 2017 and Recent Highlights

•
Total revenue of $11.7 million for fourth quarter 2017 and $45.6 million for full year 2017, up from $9.4 million or 24.0% and $37.3 million or 22.3% year-over-year, respectively, and in-line with preliminary results provided on January 5, 2018

•	Improved profitability with gross margin of 75.6% for fourth quarter 2017 and 75.5% for full year 2017, compared to 68.0% for the fourth quarter 2016 and 70.7% for full year 2016

•
Reported adjusted EBITDA of $(0.1) million for full year 2017, up 94.1% from $(1.0) million for full year 2016. See below for additional information and a reconciliation of non-GAAP financial information.

•	Launched a record of five new systems over the past 12 months, expanding product portfolio offering to 24 surgical systems

•	Provided financial guidance of 22.0% revenue growth for 2018

Mark Throdahl, Chief Executive Officer of OrthoPediatrics, commented, “2017 was a transformational year in which the Company increased sales growth and profitability, completed a public offering, and changed the lives of approximately 20,000 children. While all three of our product lines contributed to the 22% annual revenue growth, we were particularly pleased with the growth of our U.S. Scoliosis segment, which significantly outpaced that of the industry. Our strong U.S. Scoliosis growth rate confirms our specialized pediatric selling organization as an efficient model, and we intend to replicate our U.S. sales agency structure with certain international distributors. We approach 2018 with five recent product introductions and 24 surgical systems with more than 3,000 individual products, which is the most extensive pediatric surgical offering in the orthopedic industry. Furthermore, we have a robust product pipeline with five additional systems targeted for launch in 2018. We are confident that our operational competencies and strategic strengths, coupled with the proceeds from our IPO, position the Company for substantial future growth.”

Fourth Quarter and Full Year 2017 Financial Results
Total revenue for the fourth quarter of 2017 was $11.7 million, a 24.0% increase compared to $9.4 million for the same period last year. U.S. revenue for the fourth quarter of 2017 was $8.8 million, a 21.3% increase compared to $7.3 million for the same period last year, representing 75.5% of total revenue. International revenue for the fourth quarter of 2017 was $2.9 million, a 33.1% increase compared to $2.1 million for the same period last year, representing 24.5% of total revenue.

Total revenue for 2017 was $45.6 million, a 22.3% increase compared to $37.3 million for 2016. U.S. revenue for 2017 was $34.9 million, a 21.0% increase compared to $28.8 million for 2016, representing

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76.5% of total revenue. International revenue for 2017 was $10.7 million, a 26.6% increase compared to $8.5 million for 2016, representing 23.5% of total revenue.

Trauma and deformity revenue for the fourth quarter of 2017 was $8.5 million, a 27.1% increase compared to $6.7 million for the same period last year. Scoliosis revenue for the fourth quarter of 2017 was $2.9 million, a 21.8% increase compared to $2.4 million for the same period last year. Sports medicine/other revenue for the fourth quarter of 2017 was $286 thousand, a 17.8% decrease compared to $348 thousand for the same period last year.

Trauma and deformity revenue for 2017 was $32.8 million, a 22.2% increase compared to $26.8 million for 2016. Scoliosis revenue for 2017 was $11.6 million, a 23.9% increase compared to $9.3 million for 2016. Sports medicine/other revenue for 2017 was $1.2 million, an 11.7% increase compared to $1.1 million for 2016.

Gross profit for the fourth quarter of 2017 was $8.8 million, a 38.0% increase compared to $6.4 million for the same period last year, and $34.5 million for 2017, a 30.7% increase compared to $26.4 million for 2016. Gross profit margin for the fourth quarter of 2017 was 75.6%, compared to 68.0% for the same period last year, and was 75.5% for 2017, compared to 70.7% for 2016.

Total operating expenses for the fourth quarter of 2017 were $13.0 million, a 35.1% increase compared to $9.7 million for the same period last year, and $40.9 million for 2017, a 25.9% increase compared to $32.5 million for 2016. Operating expenses for both fourth quarter and full year 2017 included increased research and development expenses of 50.8% and 54.0% year-over-year, respectively, as well as one-time expenses related to our October 2017 IPO. Operating loss for the fourth quarter of 2017 was $(4.2) million, a 29.3% increase in loss realized compared to $(3.3) million for the same period last year. Operating loss for 2017 was $(6.5) million, a 5.6% increase in loss realized compared to $(6.1) million for 2016.

Interest expense for the fourth quarter of 2017 was $0.6 million, a 50.7% increase compared to $0.4 million dollars for the same period last year, and was $2.5 million for 2017, a 68.7% increase compared to $1.5 million for 2016. The increase was due to the use of incremental debt.

Net loss for the fourth quarter of 2017 was $(4.8) million, compared to $(3.6) million for the same period last year. This reflects, in part, accelerated vesting of restricted stock upon our IPO and new public company expenses. Net loss per share attributable to common stockholders for the fourth quarter of 2017 was $(4.35) per basic and diluted share, compared to $(3.03) per basic and diluted share for the same period last year. Adjusted EBITDA for the fourth quarter of 2017 was $(0.6) million as compared to $(0.5) million for the fourth quarter of 2016. See below for additional information and a reconciliation of non-GAAP financial information.

Net loss for 2017 was $(8.9) million, compared to $(6.6) million for 2016. Net loss per share attributable to common stockholders for 2017 was $(6.12), compared to $(7.14) per basic and diluted share for 2016. Adjusted EBITDA for the full year 2017 increased approximately $0.9 million, or 94.2%, to $(0.1) million, compared to $(1.0) million for the full year 2016.

The weighted average number of diluted shares outstanding as of December 31, 2017 was 4,817,079 shares.

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Purchases of property and equipment during the fourth quarter of 2017 were $1.3 million, a 27.3% decrease compared to $1.7 million for the same period last year, and $5.2 million for 2017, a 19.8% increase compared to $4.3 million for 2016. The primary driver of this increase was the deployment of consigned sets, which include product specific instruments as well as cases and trays.

As of December 31, 2017, cash and cash equivalents were $42.6 million, compared to $1.6 million as of December 31, 2016.

Capitalization Update
On October 12, 2017, the Company completed a public offering selling 4,600,000 shares at a price of $13.00 per share, including 600,000 shares sold to the underwriters upon exercise of the option to purchase additional shares. The public offering generated net proceeds of approximately $46.9 million, after deducting the underwriting discount, related offering expenses, and the payment of Series B Preferred Stock dividends.

In December 2017, we amended our debt agreement with Squadron Capital, our largest shareholder, to modify and extend the terms of our term notes and revolving credit facility. We consolidated a majority of the term note amounts into a $20.0 million term loan and re-established a $15.0 million revolver. As of December 31, 2017, the Company had approximately $25.5 million in total outstanding indebtedness, including $3.9 million outstanding under the revolving credit facility.

2018 Financial Guidance
The Company estimates 2018 revenue growth of 22.0%. We expect the annual investment in consigned sets to increase to $10.0 million in 2018 from an average of $3.5 million historically.

Conference Call
OrthoPediatrics will host a conference call on Thursday, March 8, 2018 at 8:00 a.m. ET to discuss its financial results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 7586297. A live webcast of the conference call will be available online at OrthoPediatrics’ investor relations website, ir.orthopediatrics.com.

A replay of the webcast will remain available online at OrthoPediatrics’ investor relations website, ir.orthopediatrics.com, until OrthoPediatrics releases its first quarter 2018 financial results. In addition, a telephonic replay of the conference call will be available until March 15, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID number is 7586297.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Registration Statement on Form S-1/A filed with the SEC on October 10, 2017 and its most recent Quarterly Report on Form 10-Q. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation

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to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss, plus interest expense (income), net plus other expense (income), depreciation and amortization, stock-based compensation expense, accelerated vesting of restricted stock upon our IPO, public company costs and initial public offering costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the measure as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of Adjusted EBITDA to Net Income.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on providing a comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 24 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma & deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 37 countries outside the United States.

Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	As of December 31,
	2017	2016
ASSETS
Current assets:
Cash	$42,582	$1,609
Accounts receivable - trade, less allowance for doubtful accounts of $143 and $152, respectively	5,603	4,098
Inventories, net	19,498	13,962
Inventories held by international distributors, net	1,047	924
Prepaid expenses and other current assets	831	233
Total current assets	69,561	20,826
Property and equipment, net	10,391	8,592
Other assets:
Amortizable intangible assets, net	2,089	998
Other intangible assets	260	260
Total other assets	2,349	1,258
Total assets	$82,301	$30,676
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable - trade	$5,495	$3,543
Accrued compensation and benefits	2,905	2,219
Current portion of long-term debt with affiliate	113	107
Other current liabilities	954	1,382
Total current liabilities	9,467	7,251
Long-term liabilities:
Long-term debt with affiliate, net of current portion	21,418	12,931
Revolving credit facility with affiliate	3,921	4,500
Total long-term liabilities	25,339	17,431
Total liabilities	34,806	24,682
Commitments and contingencies (Note 16)
Redeemable convertible preferred stock:
Series A preferred stock, $0.00025 par value; $0 cumulative preferred dividends, December 31, 2017 and $7,439 December 31, 2016; 0 and 1,000,000 shares authorized, issued and outstanding as of December 31, 2017 and 2016, respectively	—	23,439
Series B preferred stock, $0.00025 par value; $0 cumulative preferred dividends, December 31, 2017 and $8,864 December 31, 2016; 0 and 6,000,000 shares authorized as of December 31, 2017 and 2016, respectively; 0 and 4,446,978 shares issued and outstanding as of December 31, 2017 and 2016, respectively	—	47,864
Stockholders' equity (deficit):
Common stock, $0.00025 par value; 50,000,000 shares and 12,000,000 shares authorized at December 31, 2017 and 2016, respectively; 12,621,781 shares and 2,421,599 shares issued and outstanding as of December 31, 2017 and 2016, respectively	2	1
Additional paid-in capital	150,424	12,824
Accumulated deficit	(103,066)	(78,134)
Accumulated other comprehensive income	135	—
Total stockholders' equity (deficit)	47,495	(65,309)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$82,301	$30,676

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net revenue	$11,681	$9,418	$45,620	$37,298
Cost of revenue	2,849	3,018	11,170	10,931
Gross profit	8,832	6,400	34,450	26,367
Operating expenses:
Sales and marketing	5,405	4,260	20,527	16,661
General and administrative	6,690	2,789	16,972	11,631
Initial public offering costs	—	1,979	—	1,979
Research and development	941	624	3,423	2,223
Total operating expenses	13,036	9,652	40,922	32,494
Operating loss	(4,204)	(3,252)	(6,472)	(6,127)
Other expenses:
Interest expense	633	420	2,490	1,476
Other expense (income)	8	(39)	(30)	(1,031)
Total other expenses	641	381	2,460	445
Net loss	$(4,845)	$(3,633)	$(8,932)	$(6,572)
Net loss attributable to common stockholders	$(21,043)	$(5,289)	$(29,495)	$(12,448)
Weighted average common shares - basic and diluted	4,831,991	1,744,356	4,817,079	1,744,356
Net loss per share attributable to common stockholders - basic and diluted	$(4.35)	$(3.03)	$(6.12)	$(7.14)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Year Ended December 31,
	2017	2016
OPERATING ACTIVITIES
Net loss	$(8,932)	$(6,572)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,405	1,902
Stock-based compensation	3,478	1,251
Research and development fee obligation	—	(889)
Changes in certain current assets and liabilities:
Accounts receivable - trade	(1,505)	(280)
Inventories	(4,287)	(1,029)
Inventories held by international distributors	(123)	1,918
Prepaid expenses and other current assets	(598)	(11)
Accounts payable - trade	1,952	1,544
Accrued expenses and other liabilities	258	1,675
Research and development fee obligation	—	(628)
Other	135	—
Net cash used in operating activities	(7,217)	(1,119)
INVESTING ACTIVITIES
Purchases of licenses	(1,337)	(406)
Purchases of property and equipment	(5,207)	(4,348)
Net cash used in investing activities	(6,544)	(4,754)
FINANCING ACTIVITIES
Proceeds from issuance of debt with affiliate	7,992	4,500
Proceeds from issuance of common stock, net of issuance costs	53,775	—
Payment of preferred stock dividends	(5,965)	—
Shares surrendered by employees to pay taxes on restricted shares	(990)	—
Payments on mortgage notes	(78)	(102)
Payments of deferred offering costs	—	(794)
Net cash (used in) provided by financing activities	54,734	3,604
NET INCREASE (DECREASE) IN CASH	40,973	(2,269)
Cash, beginning of year	1,609	3,878
Cash, end of period	$42,582	$1,609

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$2,490	$1,476
Accretion of redeemable convertible preferred stock	$4,563	$5,876
Transfer of instruments from property and equipment to inventory	$1,249	$1,225

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Year Ended December 31,
Product sales by geographic location:	2017	2016
U.S.	$34,909	$28,839
International	10,711	8,459
Total	$45,620	$37,298

	Year Ended December 31,
Product sales by category:	2017	2016
Trauma and deformity	$32,801	$26,844
Scoliosis	11,585	9,349
Sports medicine/other	1,234	1,105
Total	$45,620	$37,298

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net Loss	$(4,845)	$(3,633)	$(8,932)	$(6,572)
Interest expense	633	420	2,490	1,476
Other expense (income)	8	(39)	(30)	(1,031)
Depreciation and amortization	664	500	2,405	1,902
Stock-based compensation	348	301	1,419	1,251
Accelerated vesting of restricted stock upon our IPO	2,049	—	2,049	—
Public company costs	531	—	531	—
Initial public offering costs	—	1,979	—	1,979
Adjusted EBITDA	$(612)	$(473)	$(58)	$(995)

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